UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2022

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 NORTH 28TH WAY, #1
HOLLYWOOD, Florida 33020
(Address of principal executive offices, including zip code)

(888) 766-5351
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCMC	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Healthier Choices Management Corp. (“HCMC”), through its wholly owned subsidiary, Healthy Choice Markets IV, LLC (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), effective as of October 12, 2022, with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the “Sellers”), and shareholders of the Sellers.  Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).  The cash purchase price under the Purchase Agreement is approximately $5,000,000, with an additional $1,779,802 paid for inventory at closing.  In addition, the Company will assume all lease obligations for the Stores.

The Purchase Agreement contains customary representations, warranties, and covenants of the Sellers and the Company.  The Purchase Agreement also includes restrictive covenants from the Sellers for the benefit of the Company.  The transaction closed on October 14, 2022.

There is no material relationship between the Company, on the one hand, and Sellers, on the other hand, other than in respect of the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such Purchase Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 14, 2022, HCMC, through its wholly owned subsidiary, Healthy Choice Markets IV, LLC, completed its acquisition of the assets of the Sellers pursuant to the terms of the Purchase Agreement.

Item 8.01.  Other Events.

On October 17, 2022, the Company issued a press release in connection with the closing of the transactions contemplated by the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit
Number	Description

2.1
Asset Purchase Agreement, dated October 12, 2022, by and among (i) Healthy Choice Markets IV, LLC, a Florida limited liability company, (ii) Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation, (iii) Jimmy C. Mathews, an individual resident of Texas, Starmak Consulting, LLC, a Texas limited liability company, Red Oak Equity Partners, LLC, a Texas limited liability company, Hudson Equity Partners, LLC, a Texas limited liability company, and (iv) Shine Paul, as the Seller Representative (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules).

99.1	Press release of HCMC issued on October 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: October 18, 2022	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer